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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
California Water Service Group:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

San Jose, California
February 13, 1998